Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.
AMENDMENT NO. 2 TO EXCLUSIVE LICENSE AGREEMENT WITH KNOW-HOW
    This Amendment No. 2 to Exclusive License Agreement with Know-How (“Amendment”) is made effective as of July 1, 2022 by and among the Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation (“Penn”), the University of Florida Research Foundation, Incorporated, a nonstock, nonprofit Florida corporation (“UFRF”; together with Penn, the “Licensors”) and IVERIC Bio Gene Therapy LLC, a Delaware limited liability company (“Licensee”).
Recitals
    WHEREAS, the Licensors and Licensee entered into an Exclusive License Agreement with Know-How, dated as of April 10, 2019, as amended by Amendment No. 1 on May 1, 2020 (the “License Agreement”) pursuant to which the Licensors granted Licensee exclusive rights to certain patent rights and know-how and non-exclusive rights to certain know-how, in each case to develop, manufacture and commercialize certain gene therapy technologies in the field of treating diseases associated with mutations in the BEST1 gene. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the License Agreement; and
    WHEREAS, the parties now wish to amend the License Agreement by this Amendment;
NOW THEREFORE, in consideration of the premises and mutual covenants contained herein the parties hereto agree as follows:
1.Payment. Licensee hereby agrees to pay to Penn a non-creditable, non-refundable fee of [**] dollars ($[**]) within [**] following the execution of this Amendment.

2.Section 3.2 First Commercial Sale – Milestones. The first sentence of Section 3.2(a)(i) of the License Agreement is hereby deleted in its entirety and replaced with the following:

“Licensee agrees that the First Commercial Sale of a [**] Product to a customer shall occur on or before [**].”

3.Appendix F – Milestones. Appendix F-1 is hereby deleted in its entirety and replaced with the following:
Diligence Events for [**] Products

Diligence Event	Achievement Date
[**]	[**]
[**]	[**]
[**]	[**]

4.Except as expressly set forth in this Amendment, the License Agreement remains in full force and effect in accordance with its terms.

5.Licensors consent to Licensee filing a copy of this Amendment with the U.S. Securities and Exchange Commission, in accordance with its rules and regulations.

6.This Amendment may be executed in counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A portable document format (PDF) or electronic copy of this Amendment, including the signature pages, will be deemed an original.
[Signatures follow]

    This Amendment No. 2 to Exclusive License Agreement with Know-How is entered into by the parties by their duly authorized signatories.
Licensors:
TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA

By: __/s/ Benjamin Diblin________________________
Name: Benjamin Dibling, Ph.D.
Title: Deputy Managing Director, Penn Center for Innovation

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INCORPORATED

By: ___/s/ Jim O’Connell______________________
Name: Jim O’Connell
Title: Director, UF Innovate | Tech Licensing

Licensee:
IVERIC BIO GENE THERAPY LLC

By: __/s/ Keith Westby_________________________
Name: Keith Westby
Title: Chief Operating Officer